Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated September 25, 2025, relating to our audit of the consolidated financial statements of Home Federal Bancorp, Inc. of Louisiana (the “Company”) as of and for the year ended June 30, 2025, which appears in this Annual Report on Form 10-K, in the Company’s Registration Statement No. 333–282452 on Form S-8.

Carr, Riggs & Ingram, L.L.C.

Birmingham, Alabama
September 25, 2025